EXHIBIT 10.4

                     [PRIDE INTERNATIONAL, INC. LETTERHEAD]


VIA FACSIMILE (303/382-1275)                                     June 21, 1999

First Reserve Fund VIII, Limited Partnership
c/o First Reserve Corp.
1801 California Street
Denver, Colorado 80202

Attention: Thomas R. Denison

Gentlemen:

            This letter sets forth certain agreements relating to the First Closing of the transactions provided for in the Securities Purchase Agreement between us dated as of May 5, 1999, as amended by that certain Letter Agreement dated June 4, 1999 and that certain Letter Agreement dated June 18, 1999 (as so amended, the "Purchase Agreement"). Capitalized terms used herein that are not otherwise defined shall have the respective meanings given them in the Purchase Agreement.

            1. The Company hereby acknowledges and agrees that a condition to the Purchaser's obligations to consummate the transactions contemplated by the Purchase Agreement to be effected at the First Closing is the receipt by the Purchaser of an opinion of British Virgin Islands counsel to the Company in form and substance satisfactory to the Purchaser substantially to the effect of the representations of the Company set forth in paragraph 4 hereof. The parties also agree that the delivery of such opinion shall be a condition to the Purchaser's obligations to consummate the transactions contemplated by the Purchase Agreement to be effected at the Second Closing.

            2. The Company hereby acknowledges and agrees that, until the earlier to occur of (i) the receipt by the Purchaser of the opinion set forth in paragraph 1 hereof and (ii) the exercise by the Purchaser of its right of rescission pursuant to paragraph 3 hereof, the Purchase Price payable by the Purchaser to Twin Oaks Financial Ltd. ("Twin Oaks") pursuant to Section 2.1 of the Purchase Agreement shall remain in the account of Twin Oaks maintained at Wells Fargo Bank, San Francisco, or an affiliate bank thereof (or, with respect to the Debentures, in an account mutually acceptable to the Purchaser and the Company).

            3. On and after July 10, 1999, PROVIDED that the Purchaser shall not have received the opinion set forth in paragraph 1 hereof, the Purchaser shall have the right to rescind the transactions consummated at the First Closing without liability by giving notice to the Company in accordance with the terms of the Purchase Agreement, and upon such rescission, Twin Oaks shall immediately deliver the Purchase Price to the Purchaser (together with interest thereon from the date of receipt by the Company of such funds until the date of redelivery of such funds to the Purchaser at 4.7% per annum) in exchange for the Purchaser's delivery of the certificates representing the Shares.

            4. The Company hereby represents and warrants to the Purchaser that all of the issued and outstanding capital stock of Twin Oaks has been duly and effectively issued to Pride International, Inc. and that such stock has been validly issued and is fully paid and nonassessable. This representation shall be deemed a representation made by the Company pursuant to the Purchase Agreement.

First Reserve Fund VIII, Limited Partnership
c/o First Reserve Corp.             -2-                       June 21, 1999

            On the basis of and subject to the foregoing, the parties hereby agree to consummate the transactions contemplated by the Purchase Agreement to be effected at the First Closing, the effective date of which consummation shall be June 21, 1999.

            Except to the extent otherwise expressly contemplated hereby, the Purchase Agreement is hereby ratified and confirmed. This letter may be executed in multiple counterparts, each of which shall constitute one and the same instrument. This letter may be delivered by delivery of facsimile signature pages.

            If the foregoing is in accordance with the agreements and understandings between us, please so indicate by returning a signed counterpart of this letter.

                                    Very truly yours,

                                    PRIDE INTERNATIONAL, INC.


                                    By:/s/PAUL A. BRAGG
                                          Paul A. Bragg
                                          President and Chief Executive Officer

AGREED TO AND ACCEPTED
AS OF THIS 21ST DAY OF JUNE 1999:

FIRST RESERVE FUND VIII, LIMITED PARTNERSHIP

By:   First Reserve GP VIII, L.P.
      its General Partner

By:   First Reserve Corporation
      its General Partner

By:/s/THOMAS R. DENISON
      Thomas R. Denison
      Managing Director